UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2014

KITARA MEDIA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310

(Address of Principal Executive Offices) (Zip Code)

(201) 539-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01          Entry into a Material Definitive Agreement.

General; Structure of Transaction

On October 10, 2014, Kitara Media Corp., a Delaware corporation (“Kitara” or the “Company”), entered into (i) a Unit Exchange Agreement (the “Exchange Agreement”) by and among Kitara, Kitara Holdco Corp., a Delaware corporation and wholly-owned subsidiary of Kitara (“Holdco”), Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads (the “Transferors”), and (ii) an Agreement and Plan of Reorganization (the “Reorganization Agreement”), by and among Kitara, Holdco, and Kitara Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Merger Sub”).

Following the consummation of the transactions contemplated by the Exchange Agreement and Reorganization Agreement (the “Transactions”), (i) Holdco will become a new publicly traded company, (ii) Kitara and Future Ads will become wholly-owned subsidiaries of Holdco and (iii) the former members of Future Ads will own approximately 53% of the fully-diluted stock of Holdco.

The Transactions will be financed by funds managed or advised by Highbridge Principal Strategies, LLC (such funds, collectively, “Highbridge”), which have committed to provide up to $96 million in debt financing to Holdco and certain of its subsidiaries (including Kitara and Future Ads), subject to definitive documentation and closing conditions, as described in more detail below.

The following summaries of the Exchange Agreement, Reorganization Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

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Exchange Agreement

Pursuant to the Exchange Agreement, immediately following the Merger (defined below) and as part of a single integrated transaction, the Transferors will contribute 100% of the issued and outstanding equity interests of Future Ads to Holdco (the “Exchange,”) in exchange for (i) such number of shares of Holdco Common Stock that represents 53% of the fully diluted shares of Holdco Common Stock outstanding as of the closing of the transactions (the “Closing”); (ii) $80 million in cash; (iii) the right to receive performance-based EBITDA “earn out” payments that would enable the Transferors to receive up to an additional $40 million in cash or stock consideration during the 2015 to 2018 fiscal years; (iv) on or prior to June 30, 2016, $10 million in cash and/or shares of Holdco Common Stock; and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the Closing, $6 million in cash. The Exchange will only be consummated if the transactions contemplated by the Reorganization Agreement are also consummated. In addition, consummation of the Exchange is subject to other customary closing conditions, including the receipt of all requisite antitrust approvals and the absence of any government order or other legal restraint prohibiting the Exchange.

Kitara’s board of directors has unanimously approved the Exchange Agreement and the Exchange.

Reorganization Agreement

Pursuant to the Reorganization Agreement, Kitara will merge with and into Merger Sub, with Kitara surviving the merger as a wholly owned subsidiary of Holdco (the “Merger’). In the Merger, each outstanding share of Kitara’s common stock, par value $0.0001 per share (“Kitara Common Stock”), will be converted into one share of Holdco’s common stock, par value $0.0001 per share (“Holdco Common Stock”). The Merger will only be consummated if the transactions contemplated by the Exchange Agreement are also consummated. The Reorganization Agreement requires that the Merger be approved by the holders of at least a majority of the voting power of the outstanding Kitara Common Stock. In addition, consummation of the Merger is subject to other customary closing conditions, including that the Company’s registration statement on Form S-4 to be filed in connection with the Transactions shall have been declared effective and no stop order is in effect with respect thereto.

Kitara’s board of directors has unanimously approved the Reorganization Agreement and the Merger.

Each of the Exchange Agreement and Reorganization Agreement contains customary representations, warranties and covenants by the parties thereto. There are representations and warranties contained in the Exchange Agreement and Reorganization Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Exchange Agreement or Reorganization Agreement, as applicable, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Exchange Agreement and the Reorganization Agreement together with the other information concerning Kitara, Holdco and Future Ads that Kitara and Holdco publicly file in reports and statements with the U.S. Securities and Exchange Commission (the “SEC”) as well as any public disclosures with respect to the Merger and Exchange made by Future Ads.

Debt Financing

Highbridge has committed, subject to certain conditions detailed below, to provide $96 million in senior secured debt financing to Holdco and certain of its subsidiaries (including Kitara and Future Ads), consisting of an $81 million term facility and a $15 million asset-based revolving facility (no more than $7.5 million of which will be funded at Closing). If closed, the debt will accrue interest at three month LIBOR (but no less than 1% and no more than 3%) plus 6% in the case of the revolving facility and 9% in the case of the term facility. Interest will be payable quarterly and the term facility will have a scheduled amortization of $7 million per annum (payable quarterly). The maturity date for the debt is four years after the Closing.

Proceeds will be used to facilitate the Merger and the Exchange and specifically to: (i) pay the cash consideration to the Transferors, (ii) refinance certain existing indebtedness of Kitara and its subsidiaries, (iii) pay fees and expenses related to the transactions (including the financing thereof) and (iv) fund the ongoing working capital requirements of Holdco and its subsidiaries.

The debt financing is fully committed and is subject only to the execution of definitive documents and satisfaction of certain closing conditions, including, among others, Kitara and Future Ads having combined Consolidated Adjusted EBITDA (as defined in the Debt Commitment Letter) of at least $26 million for the trailing 12 months prior to Closing and Future Ads having Consolidated Adjusted EBITDA of at least $31.5 million for the trailing 12 months prior to Closing.

Lockup Agreements

Pursuant to the Exchange Agreement, Holdco entered into lockup agreements (the “Lockup Agreements”) with certain of the Transferors and certain of the existing Kitara stockholders, including its officers and directors. Under the Lockup Agreements, the holders have agreed, subject to certain limited exceptions, not to transfer any Holdco Common Stock, or any securities convertible into or exchangeable or exercisable for Holdco Common Stock at any time during the period ending 12 months after the Closing, without the written consent of the Holdco board of directors.

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Registration Rights Agreement

Pursuant to the Exchange Agreement, at or prior to the Closing, Holdco will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Transferors. Under the Registration Rights Agreement, subject to the Lockup Agreements, the Transferors will be granted certain “demand” and “piggyback” registration rights with respect to the shares of Holdco Common Stock to be issued to them in the Exchange.

Voting Agreement

Simultaneously with the execution of the Reorganization Agreement and the Exchange Agreement, Future Ads entered into a voting agreement (the “Voting Agreement”) with certain of the existing Kitara stockholders, including Kitara’s officers and directors, who hold in excess of 50% of the outstanding shares of Kitara Common Stock (the “Supporting Parties”). Pursuant to the Voting Agreement, the Supporting Parties have agreed, among other things, to vote their shares of Kitara Common Stock (including any shares acquired after the date of the agreement) in favor of (i) the adoption of the Reorganization Agreement and approval of the Merger, (ii) the adoption of the Exchange Agreement and the approval of the Exchange and (iii) the approval of the adoption or amendment of a stock incentive plan (the “Holdco Plan”) that provides for not less than nine percent (9%) of the total number of shares of Holdco Common Stock outstanding immediately following the Closing on a fully diluted basis to be reserved for issuance pursuant to the Holdco Plan, as specified in the Exchange Agreement. The Supporting Parties granted an irrevocable proxy to Future Ads and its executive officers to vote their shares in accordance with the requirements of the Voting Agreement and have agreed to comply with certain restrictions on the disposition of such shares, subject to the terms and conditions contained in the Voting Agreement. The Supporting Parties have also agreed, among other things, to vote their shares of Kitara Common Stock (including any shares acquired after the date of the agreement) against any Alternate Transaction (as defined in the Voting Agreement). The Voting Agreement (including the grant of the irrevocable proxy) terminates upon the earlier of the Closing, the termination of the Exchange Agreement in accordance with its terms and written notice of termination by Future Ads to the Supporting Parties.

Stockholders’ Agreement

Pursuant to the Exchange Agreement, at or prior to the Closing, Holdco will enter into a stockholders’ agreement (the “Stockholders’ Agreement”) with the Transferors. Under the Stockholders’ Agreement, effective as of the Closing and until the first annual meeting of Holdco after the Closing, the Holdco board of directors shall be comprised of up to nine directors, of whom a majority shall be appointees of the Transferors. Commencing with the first annual meeting after the Closing, the Transferors will have the right to designate for election at each annual or special meeting, as applicable, no fewer than (i) a number of directors equal to 50% of the number of directors then authorized (rounded down to the nearest whole number) plus one director, as long as the Transferors and their permitted transferees own at least 50% of the outstanding Holdco Common Stock, and (ii) a number of directors equal to 40% of the number of directors then authorized (rounded up to the nearest whole number), as long as the Transferors and their permitted transferees own less than 50% but at least 20% of the outstanding Holdco Common Stock.

Subject to the requirements of applicable law and any primary exchange on which Holdco Common Stock is then listed, for so long as the Transferors have the right to appoint or designate directors, Holdco will cause a majority of the directors on any significant committees of the Holdco board (including the executive, audit and compensation committees) to be directors appointed or designated by the Transferors.

The Transferors will also be granted certain consent rights pursuant to the Stockholders’ Agreement, including requiring Holdco to obtain the written consent of at least two directors appointed or designated by the Transferors in order for Holdco to enter into certain transactions or take certain corporate actions, including, among other things, entering into certain related party transactions and making certain dividend payments.

At such time as the Transferors and their affiliates and permitted transferees cease to collectively beneficially own at least 20% of the outstanding Holdco Common Stock, the Transferors shall cease to have the any rights under the Stockholders’ Agreement, subject to certain limited exceptions.

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Other Information

Except for the historical information contained herein, the matters set forth in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Kitara intends that all such statements be subject to the “safe-harbor” provisions of those acts. Many important risks, factors and conditions may cause Kitara’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, the possibility that the Merger and Exchange do not close, including due to the failure to receive required security holder approvals, the failure to obtain the debt financing or the failure of other closing conditions, and the risks and uncertainties described in Kitara’s filings with the SEC. The historical results achieved by Kitara are not necessarily indicative of its future prospects. Kitara undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed Transactions, Holdco will file a registration statement (the “Registration Statement”) and Kitara will file a proxy statement (the “Proxy Statement”) with the SEC. Investors are urged to read the Registration Statement and Proxy Statement (including all amendments and supplements thereto) before they make any voting or investment decision with respect to the proposed Transactions because they will contain important information. Investors may obtain free copies of the Registration Statement and Proxy Statement, when they become available, as well as other filings containing information about Kitara, Holdco and Future Ads, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when they become available, by directing a request to: Kitara Merger Corp., 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310, Attn: Corporate Secretary.

Kitara and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Kitara’s stockholders with respect to the proposed Transactions.

Information regarding Kitara’s directors and executive officers is available in Kitara’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014. Additional information regarding the interests of such potential participants in the proposed Transactions will be included in the Registration Statement and Proxy Statement to be filed with the SEC in connection with the proposed Transactions.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2014, Lisa VanPatten notified Kitara that she was resigning as the Company’s Chief Financial Officer. Ms. VanPatten’s resignation was not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices (financial or otherwise). On October 14, 2014, Howard R. Yeaton, Jr., was appointed to replace Ms. VanPatten as interim Chief Financial Officer.

Since 2003, Mr. Yeaton has been and continues as the Managing Principal of Financial Consulting Strategies LLC, a firm serving principally early stage public companies with financial reporting support and other related strategic services. In addition, since July 2014, Mr. Yeaton has served as interim Chief Financial Officer of Energous Corporation, a public company listed on the Nasdaq Capital Market. Prior to founding Financial Consulting Strategies LLC, Mr. Yeaton served in various financial leadership positions for Konica and Teco Energy. Mr. Yeaton began his career with Deloitte, an international accounting and auditing firm. Mr. Yeaton currently serves as a director and chairman of the audit committee for Stewardship Financial Corporation, a community bank. Mr. Yeaton has a BS in accounting from Florida State University in Tallahassee, FL, and a Masters in Business Administration from the University of Connecticut in Storrs, CT.

Additionally, on October 14, 2014, Joshua Silberstein resigned as the President and a member of the board of directors of the Company, effective as of December 31, 2014. Mr. Silberstein's resignation was not due to any a disagreement with the Company or its management on any matter relating to the Company's operations, policies or practices (financial or otherwise).

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In connection with his resignation, the Company entered into a separation agreement (the "Separation Agreement"), dated as of October 14, 2014, with Mr. Silberstein. Under the Separation Agreement, contingent upon his execution of a mutual general release of all claims, (i) the Company will pay Mr. Silberstein a bonus equal to three months' of his base salary at the earlier of the effective date of his resignation and the consummation of the Transactions, (ii) at the effective time of his resignation, the Company will engage Mr. Silberstein as a consultant for nine months for a monthly fee of approximately $30,000, subject to adjustment in certain circumstances, and (iii) at the effective time of his resignation, Mr. Silberstein's outstanding employee stock options, pursuant to which he has the right to purchase 2,500,000 shares of Kitara Common Stock, will be amended so that they survive his resignation and 250,000 of the unvested shares vest immediately, with the remainder vesting upon the achievement of certain business and financial performance goals. The Separation Agreement also contains covenants restricting Mr. Silberstein's ability to compete with the Company for one year following the effective date of his resignation.

Item 7.01. Regulation FD Disclosure.

On October 13, 2014, Kitara and Future Ads issued a joint press release announcing the execution of the Exchange Agreement and Reorganization Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits.

(d)          Exhibits:

Exhibit	Description

2.1	Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp., Future Ads LLC and the members of Future Ads.*

2.2	Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara Media Corp., Kitara Holdco Corp. and Kitara Merger Sub, Inc.*

99.1	Press release dated October 13, 2014.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Kitara agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2014

KITARA MEDIA CORP.

	By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer